UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 19, 2005

THREE FIVE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-4373	86-0654102
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
1600 N. DESERT DRIVE
TEMPE, AZ
85281
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: 602-389-8600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Overview of Events
     On August 19, 2005, Three Five Systems, Inc. (the “Registrant”) announced that its wholly owned subsidiary, TFS Electronic Manufacturing Systems, Inc. (the “Subsidiary”), will sell the majority of assets of its electronic manufacturing systems (“EMS”) operations in Redmond, Washington, to Catalyst Manufacturing Services, Inc. The Registrant’s press release regarding this transaction is attached hereto as Exhibit 99.1. In order to implement the sale of its EMS operation, the Subsidiary will be reorganizing under Chapter 11 of the United States Bankruptcy Code. The Registrant has agreed to provide certain financing to the Registrant during such reorganization through an unsecured debtor-in-possession credit facility.
Item 1.01 Entry into a Material Definitive Agreement.
DIP Credit Agreement
     On August 19, 2005, the Registrant signed a Debtor-in-Possession Credit Agreement with the Subsidiary, under which the Registrant has agreed to extend an unsecured revolving credit line, in the amount of $2,500,000, to the Subsidiary. The purpose of the revolving credit line is to provide the Subsidiary funds to be used to pay the Subsidiary’s operating expenses during its reorganization under Chapter 11 of the United State Bankruptcy Code.
     The agreement contains customary representations and warranties as well as covenants relating to the incurrence of debt, sales of assets, and other customary lending covenants. Under the terms of the agreement, the Subsidiary is required to pay back, with five percent (5.0%) interest, all borrowed amounts under the loan, on or before January 15, 2006, though certain events provided for in the agreement can accelerate the loan maturity date. The agreement is subject to the approval of the bankruptcy court in the Subsidiary’s bankruptcy proceeding, as discussed below in Item 8.01.
Asset Purchase Agreement
     On August 18, 2005, the Subsidiary of the Registrant signed an asset purchase agreement to sell the majority of assets of its EMS operation in Redmond, Washington, to Catalyst Manufacturing Services, Inc. The EMS assets of the Subsidiary include substantially all of the company’s manufacturing operations in Redmond, Washington.
     The value of the transaction is made up of $3.6 million in cash to be paid to the Subsidiary at closing and the assumption of certain liabilities by Catalyst. The Registrant estimates the total value of the transaction will be approximately $6.6 million, subject to adjustments relating to accounts receivable and inventory valuations.
     The asset purchase agreement is subject to customary closing conditions as well as approval of the bankruptcy court in the Subsidiary’s bankruptcy proceeding, as discussed below in Section 8.01.
Item 8.01 Other Events.
     In order to implement the asset purchase agreement discussed in Item 1.01 herein, on August 19, 2005, the Subsidiary filed a voluntary petition for reorganization under Chapter 11 of the United State Bankruptcy Code, in the United States Bankruptcy Court for the District of Arizona. The Subsidiary will continue to manage its properties and operate its businesses as a “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the provisions of the Bankruptcy Code.
     In order to facilitate the Subsidiary’s reorganization under Chapter 11, the Registrant has agreed to provide the Subsidiary with a debtor-in-possession credit facility as described in Item 1.01 herein. To date, no reorganization plan has been submitted to the Bankruptcy Court.
Item 9.01 Exhibits
     The Registrant’s press release related to these events is attached hereto as Exhibit 99.1.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THREE FIVE SYSTEMS, INC.

Date: August 19, 2005	By:	/s/ Carl H. Young III

	Name:	Carl H. Young III
	Title:	Chief Restructuring Officer